_____________________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________________

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_____________________________

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

OHIO                         31-0746871

(State of Incorporation)   (I.R.S. Employer Identification No.)

Cincinnati Financial Center

6200 S. Gilmore Road

Fairfield, Ohio 45014

(Address of Principal Executive Offices)

P. O. Box 145496

Cincinnati, Ohio 45250-5496

(Mailing Address)

_____________________________

CINCINNATI FINANCIAL CORPORATION

STOCK OPTION PLAN NO. VIII

(Full Title of the Plan)

_____________________________

Kenneth W. Stecher

Senior Vice President

6200 S. Gilmore Road

Fairfield, Ohio 45014

(Name and address of agent for service)

Agent's telephone number, including area code: (513) 870-2000

_____________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering	Amount of Registration Fee
Common Stock, par value $2 per share	10,000,000 shares	$40.04	$400,400,000	$50,730.68

(1)

This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to all of any of such shares pursuant to antidilution provisions in the plan.

(2)

Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the average of the high and low sales price of the Common Stock on July 14, 2005 on the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(b)

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005.

(c)

All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2004; and

(d)

The description of the registrant’s Common Stock contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at its request as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person is determined under the procedure described in the Section to have (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Section also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

The registrant's Amended Articles of Incorporation provide for the indemnification of officers and directors of the registrant to the fullest extent permitted by law.  The above is a general summary of certain provisions of the Ohio Revised Code and is subject in all cases to the specific provisions thereof.

The registrant maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

The following exhibits are included in this Registration Statement on Form S-8.

4(a)

Cincinnati Financial Corporation Amended Stock Option Plan No. VIII*

4(b)

Form of stock option agreement for nonqualified stock options**

4(c)

Form of stock option agreement for incentive stock options***

5

Opinion re Legality

23(a)

Independent Registered Public Accounting Firm's Consent

23(b)

Consent of Attorneys (included in Exhibit 5)

*Incorporated herein by reference to Appendix A to the registrant’s definitive proxy statement (DEF 14A) filed on March 21, 2005.

**Incorporated herein by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed July 19, 2005.

***Incorporate herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed July 19, 2005.

ITEM 9. UNDERTAKINGS

*(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

*(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*Paragraph references correspond to those of Securities and Exchange Commission Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 15th day of July 2005.

CINCINNATI FINANCIAL CORPORATION

By:  /s/John J. Schiff, Jr.

         John J. Schiff, Jr., Chairman, President

         and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Schiff, Jr.
John J. Schiff, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 15, 2005

/s/ Kenneth W. Stecher
Kenneth W. Stecher	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	July 15, 2005

/s/ William F. Bahl
William F. Bahl	Director	July 15, 2005

/s/ James E. Benoski
James E. Benoski	Director	July 15, 2005

/s/ Michael Brown
Michael Brown	Director	July 15, 2005

/s/ Dirk J. Debbink
Dirk J. Debbink	Director	July 15, 2005

/s/ Kenneth C. Lichtendahl
Kenneth C. Lichtendahl	Director	July 15, 2005

/s/ W. Rodney McMullen
W. Rodney McMullen	Director	July 15, 2005

/s/ Gretchen W. Price
Gretchen W. Price	Director	July 15, 2005

/s/ Thomas R. Schiff
Thomas R. Schiff	Director	July 15, 2005

/s/ John M. Shepherd
John M. Shepherd	Director	July 15, 2005

/s/ Douglas S. Skidmore
Douglas S. Skidmore	Director	July 15, 2005

/s/ John F. Steele, Jr.
John F. Steele, Jr.	Director	July 15, 2005

/s/ Larry R. Webb
Larry R. Webb	Director	July 15, 2005

/s/ E. Anthony Woods
E. Anthony Woods	Director	July 15, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

4(a)	Cincinnati Financial Corporation Amended Stock Option Plan No. VIII*

4(b)	Form of stock option agreement for nonqualified options**

4(c)	Form of stock option agreement for incentive stock options***

5, 23(b)	Opinion and Consent of Dinsmore & Shohl LLP

23(a)	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm

*Incorporated herein by reference to Appendix A to the registrant’s definitive proxy statement (DEF 14A) filed on March 21, 2005.

**Incorporated herein by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed July 19, 2005.

***Incorporate herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed July 19, 2005